CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use of this Registration Statement of Form SB-2 of our report dated February 19, 2001, relating to the financial statements of NEBO Products, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                                         /s/  TANNER + CO.

























Salt Lake City, Utah
March 5, 2001